UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

On October 7, 2016, Sable International Finance Limited (“Sable”) and Coral-US Co-Borrower LLC (“Coral US”), each an indirect wholly-owned subsidiary of Liberty Global plc, entered into a Joinder Agreement (the “Joinder”) in respect of the credit agreement dated May 16, 2016 (the “Credit Agreement”) between, among others, Sable and Coral US, as borrowers, The Bank of Nova Scotia, as administrative agent, and each lender party thereto. Pursuant to the Joinder, additional lenders became party to the Credit Agreement as revolving credit lenders and, effective October 11, 2016, the aggregate commitments under the revolving credit facility made available under the Credit Agreement (the “Revolving Credit Facility”) were increased from $570 million to $625 million. Other than with respect to the increase in aggregate commitments, the terms of the Revolving Credit Facility were not modified.
The Joinder is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Joinder is qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Exhibit Name

4.1
Joinder Agreement, dated October 7, 2016, among Sable and Coral US, as borrowers, the other guarantors party thereto, The Bank of Nova Scotia, as administrative agent and security trustee, and the financial institutions party thereto as revolving credit lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: October 13, 2016

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